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                                                                     EXHIBIT 99A


FOR IMMEDIATE RELEASE

VERIO CORPORATE CONTACT:
         Steven Silvers, Clarus Public Relations, 303-296-0343
         E-mail: ssilvers@claruspr.com
         Verio newsroom: newsroom@verio.net

VERIO INVESTOR CONTACT:
         Whitney Fogt, 303-645-1900
         E-mail: wfogt@verio.net


VERIO ACQUIRES TABNET, CREATING ONE OF THE
WORLD'S LARGEST WEB HOSTING COMPANIES

TABNet acquisition gives Verio a powerful direct marketing engine as one of the world's largest registrars of Internet .com, .net, .org names

ENGLEWOOD, CO (JULY 7, 1998) -- Verio Inc. (NASDAQ: VRIO), a leading full-service business Internet provider, has acquired California-based TABNet, a move that makes Verio one of the world's largest and fastest-growing domain-based Web site hosting companies. This acquisition increases Verio's base of hosted Web sites to over 60,000, and significantly enhances the Company's direct marketing capability through TABNet's preferential online advertising placement agreements with Netscape, Yahoo!, AltaVista, HotBot and others, and co-branding and revenue-sharing agreements with Excite, Infoseek and WhoWhere?. The combination of TABNet's direct marketing approach and Verio's already strong indirect distribution channels gives the Company a powerful marketing engine targeted at small to medium-sized businesses.

TABNet became one of the world's largest Internet domain name registration and Web hosting companies by pioneering domain name registration services and establishing its strategic Web-based marketing relationships to guide business customers to TABNet. Upon registering their domain names, the company then offers a full range of Web services including Web site hosting, design, promotion and electronic commerce, all designed to help businesses take full advantage of the Internet. The TABNet family of products and services includes NetPayment (sm), a leading turn-key online payment system with a 1,000-merchant license from CyberCash's ICVerify (NASDAQ: CYCH); QuickTools (sm), a suite of automated software tools for creating interactive Web sites; and NetAnnounce
(sm), a full-service Web site marketing and promotion service used by thousands of online businesses. The company was founded in 1995 and currently hosts over 70,000 domain names, including over 20,000 Web sites.

"TABNet registers a new name onto the Internet every five minutes, bringing hundreds of businesses on the Web each day, to whom Verio can market additional Internet services with our unique brand of national strength and local, personalized service," said Verio Chief Executive Officer Justin L. Jaschke. "This is a strategic acquisition for Verio that substantially increases our marketing power for reaching small and medium-sized business customers while further expanding our enhanced services offerings."

TABNet's numerous preferential marketing relationships and the resulting online impressions, linkage and incentive campaigns create a multitude of new opportunities for Verio to build brand recognition and market its full suite of services to an expanded audience of small and medium-sized business customers.

"Netscape and TABNet have enjoyed a mutually beneficial relationship," said Mark Evans, advertising sales manager, Web site business development at Netscape. "TABNet has had a presence on the Home Page of Netscape since 1997, and has provided users with the value-added service of domain name registration, Web site hosting, and online commerce. In return, Netscape has been able to give TABNet extremely broad exposure, which will now amplify Verio's market potential."


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With the TABNet acquisition, Verio now hosts more than 125,000 domain names, making it one of the single largest holders of all .com, .org and .net names registered on the Internet. Verio previously hosted over 55,000 domain names. The TABNet acquisition also increases Verio's growing reseller network by adding more than 300 resellers to Verio's already strong base of 2,200 resellers. TABNet will be combined with Verio's current Web hosting operations, leveraging Verio's national network and operations infrastructure, and capitalizing on Verio's industry-leading virtual server technology.

 "Verio now acquires another major market channel from which to build brand identity, establish new channels of lead generation and offer small and medium-sized business customers the full range of connectivity and enhanced Internet services," said TABNet founder and Chief Executive Officer Ken Leonard. "With Verio's national network and operational strength, our customers can be assured that Verio will continue to be there to support them every step of the way."

Under the agreement, the Company initially will pay $45.5 million in cash to TABNet shareholders, with additional contingent payments of up to a total of $43.2 million if TABNet's recurring revenue and EBITDA grow at agreed-to amounts through December 1998. TABNet recorded recurring revenues of approximately $433,000, out of total revenues of approximately $925,000, for the month of May 1998, reflecting a growth rate in recurring revenues of over 12 percent per month for the first five months of 1998. In order to receive the maximum contingent purchase price amount of $43.2 million, TABNet must achieve during the remainder of 1998 average month-over-month growth in recurring revenue of approximately 37 percent and an average month-over-month increase in EBITDA of approximately 42 percent. Absent an increase in recurring revenue of at least 15 percent per month, and in EBITDA of at least 20 percent per month, on average through the end of the year, none of the contingent purchase price amounts will be payable. At those minimum growth levels, the contingent purchase price would total $10.8 million, with the contingent purchase price amount increasing to the extent that TABNet's recurring revenue or EBITDA performance exceeds those levels. While TABNet is currently profitable, Verio expects costs for system upgrades and integration of TABNet's operations onto Verio's network, customer care, billing and financial systems to offset TABNet's cash flow contribution through the end of 1998. The conversion of TABNet's operations onto Verio's systems will provide a solid infrastructure base to support the Company's continued rapid growth and will allow Verio to capture significant operating efficiencies in 1999 and beyond.

Daniels & Associates represented Verio in the transaction.

About Verio

Verio is a leading national provider of Internet connectivity, Web hosting and enhanced Internet services to small and medium-sized businesses. Since its inception in March 1996, Verio has rapidly established a national presence through the acquisition, integration and growth of local and regional Internet providers with a business customer focus that provide locally-based sales and engineering support in 37 of the top 50 U.S. markets under the Verio brand name.

For more information on Verio, visit the company's Web site at www.verio.net or call 1-888-GET-VERIO. The corporate headquarters are located in Englewood, Colorado at 8005 S. Chester St., Suite 200, 80112, phone number 303-645-1900.

Except for the historical information contained herein, certain matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to risks and uncertainties, including but not limited to fluctuations in operating results, additional capital requirements, competition, integration of acquisitions and implementation of network infrastructure. Readers are also encouraged to refer to the Company's reports from time to time filed with the Securities and Exchange Commission including the Company's Current Report on Form 8-K dated July 7, 1998 for a further discussion of the Company's business and risk factors that may affect operating results.

The TABNet revenue information provided in this release is based on TABNet's unaudited financial information as of May 31, 1998. Verio expects to conduct an audit of this information in the near future, which audit may reveal matters that would result in adjustments to this information, which adjustments could be significant.

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